As filed with the Securities and Exchange Commission on July 3, 2012
Registration No. 333-126087

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 16 TO
FORM S-11
on
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________

KBS Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Maryland	20-2985918
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
_____________________

Charles J. Schreiber, Jr.
Chief Executive Officer
KBS Real Estate Investment Trust, Inc.
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Copies to:

Robert H. Bergdolt, Esq.
Carrie J. Hartley, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000

_____________________
Approximate date of commencement of proposed sale to public: This post-effective amendment de-registers all of the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐
_____________________

Explanatory note: This registration statement (reg. no. 333-126087) for the issuer’s primary offering and dividend reinvestment plan offering was first declared effective by the Staff on January 13, 2006. On September 17, 2008, the issuer filed post-effective amendment no. 14 to de-register the unsold shares in the primary offering. This post-effective amendment no. 16 to Form S-11 on Form S-3 amends the issuer’s registration statement to de-register the unsold shares in the issuer’s dividend reinvestment plan offering.

DEREGISTRATION OF SHARES

In accordance with the undertaking of KBS Real Estate Investment Trust, Inc. (the “Company”) set forth in its registration statement (File No. 333-126087)(the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 16 to Form S-11 on Form S-3 Registration Statement to de-register the 51,692,959 unsold shares of its common stock being offered pursuant to its dividend reinvestment plan. Pursuant to the Registration Statement, the Company registered 200,000,000 shares of common stock for its primary offering and 80,000,000 shares of common stock for its dividend reinvestment plan offering. On September 17, 2008, the Company filed Post-Effective Amendment no. 14 to the Registration Statement to de-register the unsold shares in its primary offering, which was declared effective on September 22, 2008. By filing this Post-Effective Amendment No. 16 to the Registration Statement, the Company hereby terminates the offering of shares under this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this post‑effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 3, 2012.

KBS REAL ESTATE INVESTMENT TRUST, INC.
By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer and Director (principal executive officer)	July 3, 2012
Charles J. Schreiber, Jr.

	/s/ David E. Snyder	Chief Financial Officer (principal financial officer)	July 3, 2012
David E. Snyder

	*	Executive Vice President, Treasurer, Secretary and Director	July 3, 2012
Peter McMillan III

	*	Chief Accounting Officer (principal accounting officer)	July 3, 2012
Stacie K. Yamane

	*	Director	July 3, 2012
Hank Adler

	*	Director	July 3, 2012
Barbara R. Cambon

	*	Director	July 3, 2012
Stuart A. Gabriel, Ph.D.

*By:	/s/ Charles J. Schreiber, Jr.		July 3, 2012
Charles J. Schreiber, Jr. Attorney-In-Fact